                                                                    EXHIBIT 3.17


                      ARTICLES OF INCORPORATION-FOR PROFIT
                                       OF

                        MILESTONE MARKETING INCORPORATED
                        --------------------------------
                               NAME OF CORPORATION
                      A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

[X]  Business-stock (15 Pa.C.S. Section 1306)                      [ ]  Management (15 Pa.C.S. Section 2702)

[ ]  Business-nonstock (15 Pa.C.S. Section 2102)                   [ ]  Professional (15 Pa.C.S. Section 2903)

[ ]  Business-statutory close (15 Pa.C.S. Section 2303)            [ ]  Insurance (15 Pa.C.S. Section 3101)

                                   [ ] Cooperative (15 Pa.C.S. Section 7102)

              DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

         In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.   The name of the corporation is:     Milestone Marketing Incorporated
                                    --------------------------------------------

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a) 1700 Market St., 29th Fl.,   Philadelphia, PA  19103       Philadelphia
        ------------------------------------------------------------------------
            Number and Street           City     State  Zip            County

     (b) c/o:
             -------------------------------------------------------------------
               Name of Commercial Registered Office Provider              County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1983.

4.   The aggregate number of shares authorized is: 1,000 (other provisions, if
                                                   -----
     any, attach 8 1/2 x 11 sheet)

5. The name and address, including number and street, if any, of each incorporator is:

     Name                      Address

     R. Seth Hudson            1700 Market St., 29th Fl., Philadelphia, PA 19103
     ---------------------     -------------------------------------------------

     ---------------------     -------------------------------------------------

6.   The specified effective date, if any, is:
                                              ----------------------------------
                                              month  day  year      hour, if any

DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)-2

7.   Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. Section 77a et seq.).

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:
                                                                     ----------

     --------------------------------------------------------------------------

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 10TH day of DECEMBER, 1993.

/s/ R. SETH HUDSON
---------------------------------------    -------------------------------------
             (Signature)                                (Signature)
     R. Seth Hudson

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 91)

         In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:      MILESTONE MARKETING INCORPORATED
                                   ---------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a) 1700 Market St., 29th Fl.,    Philadelphia, PA  19103      Philadelphia
       -------------------------------------------------------------------------
            Number and Street           City     State  Zip           County

    (b) c/o:
            --------------------------------------------------------------------
            Name of Commercial Registered Office Provider             County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statue by or under which it was incorporated is: 15 Pa.C.S. Section 1306
                                                        ------------------------
4.  The date of its incorporation is:    12/13/93
                                     ----------------

5.  (Check, and if appropriate complete, one of the following):

    [X] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

    [ ] The amendment shall be effective on:                 at
                                            ----------------    ----------------
                                                  Date                Hour

6.  (Check one of the following):

    [ ] The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

    [X] The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914(c).

7.  (Check, and if appropriate complete, one of the following):

    [X] The amendment adopted by the corporation, set forth in full, is as follows: Paragraph 2 is deleted in its entirety and the following is inserted in lieu thereof:

                           "The address of this corporation's registered office in this Commonwealth is 229 Willow Avenue, Wayne, Pennsylvania 19087."

    [ ] The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

DSCB:15-1915 (Rev 91)-2

8.  (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

    The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

    IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 6TH day of JANUARY, 1994.

                                       MILESTONE MARKETING INCORPORATED
                                       --------------------------------
                                       (Name of Corporation)


                                       BY: /s/ RONALD A. BROSTROM
                                          --------------------------------------
                                                       (Signature)

                                       TITLE: President
                                             -----------------------------------



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